Exhibit 99.6

Consent to be Named as a Director

In connection with the filing by Intec Parent, Inc. of the Registration Statement on Form S-4 with the Securities and Exchange Commission, I hereby consent, pursuant to Rule 438 of the Securities Act of 1933, as amended, to being named in the Registration Statement and any and all amendments and supplements thereto as a member of the board of directors of Intec Parent, Inc. following the consummation of the transactions. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

Dated: April 20, 2021

By:	/s/ Hoonmo Lee
Name:	Hoonmo Lee